UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 13, 2006

Commission File Number: 000-49768

BLACK GARDENIA CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	43-195-4778
(state or other jurisdiction of	(I.R.S. Employer I.D. No.)
incorporation or organization)

Level 30, Bank of China Tower, 1 Garden Road, Central Hong Kong
(Address of principal executive offices)

011-852-9836-2643
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On October 13, 2006, Black Gardenia Corp. (the “Company”) entered into a subscription agreement (the “Agreement”) with Capital Alliance Group Inc., a British Columbia corporation (“Capital Alliance”), pursuant to which the Company issued 15,000,000 common shares of the Company, priced at $0.01 each, for total proceeds to the Company of $150,000. The Company claims an exemption from the registration afforded by Regulation S of the Act (“Regulation S”) for the above issuance since the issuance was made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the Company, a distributor, any their respective affiliates, or any person acting on behalf of any of the foregoing.

Item 5.01.	Changes in Control of Registrant.

To the extent required by Item 5.01 of Form 8-K, the information contained in Item 3.02 of this Current Report regarding the Agreement is incorporated by reference in this Item.

Prior to the acceptance of the Agreement the Company had 5,000,000 common shares issued and outstanding. After the acceptance of the Agreement the Company has 20,000,000 common shares issued and outstanding. Capital Alliance now has direct beneficial control of 75% of the Company. Capital Alliance funded the transaction from its working capital.

Capital Alliance plans to use the Company to independently fund its website Help-ads.com and for the potential acquisitions of other internet job search companies in China. Capital Alliance is currently in negotiations for the acquisition of an internet job search company. These negotiations have not yet produced a definitive agreement.

Further information is contained in the Company’s Schedule 13D filed with the Securities and Exchange Commission on October 13, 2006, and such information is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2006

BLACK GARDENIA CORP.
(Issuer)

By:  /s/ Amy Ng
Amy Ng, Director, President, Secretary,
Chief Executive Officer, Chief Financial Officer